[TEXT]
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                               SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON D.C. 20549

                                            FORM 8-K

                                          Current Report



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event reported) - March 30,
1994

                         North Fork Bancorporation, Inc.
            (Exact name of Registrant as specified in its charter)

Delaware                 0-10280                    36-3154608
(State or other     (Commission        (IRS Employer of
jurisdiction         File Number)            Identification
incorporation)                                        No.)

        9025 Main Road
      Mattituck, New York
                                                          11952
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (516) 298-5000
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Item 5.     Other Events



            On March 16, 1994 the United States District Court for the Eastern District of New York entered a Final Order and Judgement approving the January 5, 1993 agreement between the Registrant and plaintiff and a class of all persons and entities that purchased the common stock of the Registrant during the period from March 29, 1990 through and including January 24, 1992. The agreement resulted in the full settlement of the class action shareholder suit which contained claims regarding the Registrant's disclosure of its provision and allowance for loan losses. The agreement called for the creation of a settlement fund of $1.3 million, the majority of which is covered by insurance.

              The Board of Directors and management of the Registrant believed that the claims were without merit, but, felt it was in the best interest of the Registrant to settle the case as soon as practicable to avoid a protracted period of costly litigation and management distraction.



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                             SIGNATURE






Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:       March 30, 1994





                                           NORTH FORK
                                           BANCORPORATION, INC.



                                           By: /s/Daniel M. Healy

                                         Daniel M. Healy
                                         Executive Vice President
                                         and Chief Financial
                                         Officer